Lyle B. Stewart, P.C.
                            3751 South Quebec Street
                             Denver, Colorado 80237
                             Telephone: 303-267-0920
                                Fax: 303-267-0922

United States Securities and Exchange Commission           September 18, 2000
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Dear Madams and Sirs:

On behalf of my client, The Quizno's Corporation (the "Corporation"), and pursuant to Rule 101(a)(1)(i) under Regulation S-T promulgated by the U.S. Securities and Exchange Commission (the "Commission"), we are filing herewith a Registration Statement on Form S-8, pursuant to General Instruction E of Form S-8, relating to the Corporation's Employee Stock Option Plan and Amended and Restated Stock Option Plan for Directors and Advisors.

If you have any questions about this filing, please contact the undersigned at the telephone or fax numbers indicated above.

Very truly yours

/s/Lyle B. Stewart

As filed with the U. S. Securities and Exchange Commission on September 18, 2000 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            The Quizno's Corporation
             (Exact name of registrant as specified in its charter)

             Colorado                                 84-1169286
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

1415 Larimer Street, Denver, Colorado                                  80202
(Address of Principal Executive Offices)                             (Zip Code)

                            The Quizno's Corporation
                         (1) Employee Stock 0ption Plan
                         ------------------------------
      (2) Amended and Restated Stock Option Plan for Directors and Advisors
      ---------------------------------------------------------------------
                            (Full Title of the Plan)

                             Patrick E. Meyers, Esq.
                       Vice President and General Counsel
                            The Quizno's Corporation
                               1415 Larimer Street
                             Denver, Colorado 80202
                             ----------------------
                     (Name and Address of Agent for Service)

                                 (720) 359-3300
                                 --------------
          (Telephone Number, including Area Code, of Agent for Service)

                                 with a copy to:
                              Lyle B. Stewart, Esq.
                              Lyle B. Stewart, P.C.
                              3751 S. Quebec Street
                             Denver, Colorado 80237
                                 (303) 267-0920

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of Securities to      Amount to be       Proposed maximum       Proposed maximum          Amount of
   be Registered           Registered (1)     offering price per     aggregate offering     registration fee (2)
                                                   share (2)             price (2)
----------------------     --------------     ------------------     ------------------     --------------------

 Common Stock, par
value $.001 per share      100,000 shares         $6.5625                $656,250                 $174.00
----------------------     --------------     ------------------     ------------------     --------------------

(1) The shares registered hereby, which have been reserved by the Registrant for issuance under the two Plans referenced above, are in addition to 870,000 shares registered by the Registrant pursuant to a Registration Statement on Form S-8 (Reg. No. 333-942150 filed on January 7, 2000 and a Registration Statement on Form S-8 (Reg. No. 333-45549) filed with the Commission on February 3, 1998.

(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c) and (h), the price shown is based upon the average of the high and low price of The Quizno's Corporation Common Stock on September 11, 2000, as reported on the Nasdaq SmallCap Market.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 promulgated by the U. S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Pursuant to the terms of such General Instruction E, the contents of two prior Registration
Statements on Form S-8 of the Registrant, Reg. No. 333-45549, and Reg. No. 333-94215, filed with the Commission on February 4, 1998 and January 7, 2000, are incorporated herein by reference.

Item 5. Interest of Named Experts and Counsel.

Lyle B. Stewart, P.C, is named herein as giving the opinion required by Item (5) of Item 601 of Regulation S-B. Lyle B. Stewart, Esq. is the sole owner and employee of Lyle B. Stewart, P.C. and serves as a member of the Registrant's Advisory Board. As a member of the Registrant's Advisory Board, Mr. Stewart receives a grant of options to purchase 4,000 shares of the Registrant's common stock at the fair market value on the grant date for each year he is a member of the Advisory Board. As of September 11, 2000, Mr. Stewart held options to purchase 16,000 shares of the Registrant's common stock at exercise prices of from $3.50 to $7.625 per share.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on September 18, 2000.

                                          THE QUIZNO'S CORPORATION

                                          By: /s/ Patrick E. Meyers
                                              ---------------------
                                              Patrick E. Meyers,
                                              Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below in so signing also makes, constitutes and appoints Richard E. Schaden and Patrick E. Meyers, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Signature                           Title                                    Date
--------------------     ----------------------------------------------     ------------------

/s/ Richard E. Schaden   President, Chief Executive Office and Director     September 18, 2000
----------------------
Richard E. Schaden       (Principal Executive Officer)

/s/ John L. Gallivan     Chief Financial Officer and Treasurer              September 18, 2000
--------------------
John L. Gallivan         (Principal Financial and Accounting Officer)

/s/ Richard F. Schaden   Vice President, Secretary and Director             September 18, 2000
---------------------
Richard F. Schaden

____________________     Director                                           September __, 2000
Brad A. Griffin

/s/ Mark L. Bromberg     Director                                           September 18, 2000
--------------------
Mark L. Bromberg

/s/ J. Eric Lawrence     Director                                           September 18, 2000
--------------------
J. Eric Lawrence

/s/ Frederick H. Schaden     Director                                           September 18, 2000
------------------------
Frederick H. Schaden

                                  EXHIBIT INDEX

Number                Exhibit
-----                 -------
5.1                   Opinion of Lyle B. Stewart, P.C.

23.1                  Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2                  Consent of Lyle B. Stewart, P.C. (included in Exhibit 5.1)

24.                   Power of Attorney (included on signature page)

99.1                  Employee Stock Option Plan

99.2                  Amended and Restated Stock Option Plan for Directors and
                       Advisors